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                                                                    EXHIBIT 3.2



                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             STARNET FINANCIAL, INC.
                                UNDER SECTION 245
                                     OF THE
                        DELAWARE GENERAL CORPORATION LAW

         StarNet Financial, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

                                   ARTICLE ONE

         The present name of the corporation is StarNet Financial, Inc. The name under which the corporation was originally incorporated was Sarkis Capital, Inc. The Certificate of Incorporation of the corporation was originally filed with the Secretary of State of Delaware on March 18, 1987.

                                   ARTICLE TWO

         This Restated Certificate of Incorporation was duly adopted by the directors and the stockholders of the corporation in accordance with Section 242 and Section 245 of the Delaware General Corporation Law.

                                  ARTICLE THREE

         This Restated Certificate of Incorporation restates and integrates previous provisions and also further amends the corporation's existing Certificate of Incorporation to increase the number of authorized shares of common stock, to grant the corporation's board of directors the authority to create and issue series of preferred stock, to address interested director and officer transactions, and to provide for the exculpation of directors.

                                  ARTICLE FOUR

         The following amendments to the Certificate of Incorporation were adopted by the corporation as of December 30, 1999:

         A. Article 4 of the Certificate of Amendment is hereby amended to read in its entirety as follows:

         "4.

         Section 1. Capitalization. The corporation is authorized to issue sixty-three million (63,000,000) shares of capital stock. Sixty million (60,000,000) of the authorized shares shall be common stock, $0.01 par value per share ("Common Stock"), and three million (3,000,000) of the authorized shares shall be preferred stock, $0.01 par value per share ("Preferred Stock").





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Section 2. Preferred Stock.

         A. The Preferred Stock may, from time to time, be divided into and issued in one or more series, with each series to be so designated as to distinguish the shares thereof from the shares of all other series. The shares of each series may have such powers, designations, preferences, relative rights, qualifications, limitations or restrictions as are stated herein and in one or more resolutions providing for the issue of such series adopted by the Board of Directors of the corporation (the "Board") as provided below in this Section 2.

         B. To the extent that this Certificate of Incorporation does not fix and determine the variations in the relative rights and preferences of the Preferred Stock, both in relation to the Common Stock and as between series of Preferred Stock, the Board is expressly vested with the authority to divide the Preferred Stock into one or more series and, within the limitations set forth in this Certificate of Incorporation, to fix and determine the relative rights and preferences of the shares of any series so established and, with respect to each such series, to fix by one or more resolutions providing for the issue of such series, the following:

          (i) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute, the series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board.

          (ii) The dividend rate, if any, on the shares of such series and the date or dates from which dividends shall commence to accrue or accumulate, the terms and conditions upon which dividends, if any, on the shares of such series shall be paid, and whether or in what circumstances such dividends shall be cumulative.

          (iii) The price at and the terms and conditions on which the shares of such series may be redeemed, including (without limitation) the time during which shares of the series may be redeemed and the premium, if any, over and above the par value thereof that the holders of shares of such series shall be entitled to receive upon the redemption thereof, which premium may vary at different dates and may also be different with respect to shares redeemed through the operation of any retirement or sinking fund.

          (iv) The liquidation preference, if any, over and above the par value thereof that the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the corporation.

          (v) Whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption



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     of the shares of such series for retirement or for other corporate purposes, and the terms and provisions of such retirement or sinking fund.

          (vi) The terms and conditions, if any, on which the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock of the corporation or any series of any other class or classes, or of any other series of the same class, including (without limitation) the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same; provided, that shares of such series may not be convertible into shares of a series or class that has prior or superior rights and preferences as to dividends or distribution of assets of the corporation upon voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the corporation.

          (vii) The voting rights, if any, on the shares of such series (in addition to voting rights provided by law).

          (viii) Any or all other preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall not be inconsistent with the law or with this Article 4.

         C. All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if any, shall commence to accrue or accumulate; and all series shall rank equally and be identical in all respects, except as permitted by this Section 2.

         D. Except as provided in the resolution or resolutions adopted by the Board providing for the issue of the series of Preferred Stock, no vote or consent of the holders of outstanding shares of that series shall be required for the issue by the Board of any other series of Preferred Stock, whether or not the rights and preferences of any such other series shall be fixed by the Board as senior to, or on a parity with, the rights and preferences of that outstanding series.

Section 3. Common Stock.

         A. Each share of Common Stock shall entitle the holder thereof to one vote on each matter submitted to a vote of holders of shares of Common Stock.

         B. Subject to the prior rights and preferences of the Preferred Stock set forth in any resolution or resolutions providing for the issue of a series of Preferred Stock, and to the extent permitted by the laws of the State of Delaware, the holders of Common Stock shall be entitled to receive such cash dividends as may be declared and made payable by the Board.



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                  C. After payment shall have been made in full to the holders of any series of Preferred Stock having preferred liquidation rights, upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the corporation, the remaining assets and funds of the corporation shall be distributed among the holders of the Common Stock according to their respective shares.

         Section 4. Consideration. Shares of capital stock may be issued by the corporation from time to time for such consideration as may lawfully be fixed by the Board.

         Section 5. No Cumulative Voting. Cumulative voting for the election of directors or any other purpose is prohibited.

         Section 6. No Preemptive Rights. No stockholder shall, solely by reason of his holding shares of any class or series of capital stock of the corporation, have a preemptive or preferential right to purchase or subscribe to any additional, unissued or treasury shares of any class or series of capital stock of the corporation, or any notes, debentures, bonds, warrants, rights, options or other securities of the corporation, whether now or hereafter authorized, other than such rights, if any, as the Board, in its discretion, may fix."

         B. Article 5 of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

         "5. The Board shall have the power to make, alter or repeal the By-Laws of the corporation, subject to such restrictions upon the exercise of such power as may be imposed by the stockholders."

         C. Article 7 of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

         "7. No contract or other transaction between the corporation and any other corporation, firm or other entity or individual shall be affected or invalidated by the fact that any one or more of the directors or officers of the corporation is or are interested in or is a director or officer of such other corporation, a member of such firm, or a partner or member of such other entity; and any director or officer, individually or jointly, may be a party to or may be interested in any contract or transaction with the corporation or in which the corporation is interested."

         D. Article 8 of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

         "8. To the fullest extent permitted by Delaware statutory or decisional law, as the same exists or may hereafter be amended or interpreted, including (without limitation) Section 102(b)(7) of the Delaware General Corporation Law or any successor provision, a director of the corporation shall not be liable to the corporation or its stockholders for any act or omission in such director's


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capacity as a director. Any repeal or amendment of this Article 8, or adoption of any other provision of this Certificate of Incorporation inconsistent with this Article 8, by the stockholders of the corporation shall be prospective only and shall not adversely affect any limitation on the liability to the corporation or its stockholders of a director of the corporation existing at the time of such repeal, amendment or adoption of an inconsistent provision."

                                  ARTICLE FIVE

         The Certificate of Incorporation and all amendments thereto are hereby superseded by the following Restated Certificate of Incorporation:

         1. The name of the corporation is StarNet Financial, Inc.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is THE CORPORATION TRUST COMPANY.

         3. The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4.

         Section 1. Capitalization. The corporation is authorized to issue sixty-three million (63,000,000) shares of capital stock. Sixty million (60,000,000) of the authorized shares shall be common stock, $0.01 par value per share ("Common Stock"), and three million (3,000,000) of the authorized shares shall be preferred stock, $0.01 par value per share ("Preferred Stock").

         Section 2. Preferred Stock.

                  A. The Preferred Stock may, from time to time, be divided into and issued in one or more series, with each series to be so designated as to distinguish the shares thereof from the shares of all other series. The shares of each series may have such powers, designations, preferences, relative rights, qualifications, limitations or restrictions as are stated herein and in one or more resolutions providing for the issue of such series adopted by the Board of Directors of the corporation (the "Board") as provided below in this
         Section 2.

                  B. To the extent that this Certificate of Incorporation does not fix and determine the variations in the relative rights and preferences of the Preferred Stock, both in relation to the Common Stock and as between series of Preferred Stock, the Board is expressly vested with the authority to divide the Preferred Stock into one or more series and, within the limitations set forth in this Certificate of Incorporation, to fix and determine the relative rights and preferences of the shares of any series so established and, with respect to each such series, to fix by one or more resolutions providing for the issue of such series, the following:




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                           (i) The distinctive designation of, and the number of
                  shares of Preferred Stock which shall constitute, the series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board.

                           (ii) The dividend rate, if any, on the shares of such
                  series and the date or dates from which dividends shall commence to accrue or accumulate, the terms and conditions upon which dividends, if any, on the shares of such series shall be paid, and whether or in what circumstances such dividends shall be cumulative.

                           (iii) The price at and the terms and conditions on
                  which the shares of such series may be redeemed, including (without limitation) the time during which shares of the series may be redeemed and the premium, if any, over and above the par value thereof that the holders of shares of such series shall be entitled to receive upon the redemption thereof, which premium may vary at different dates and may also be different with respect to shares redeemed through the operation of any retirement or sinking fund.

                           (iv) The liquidation preference, if any, over and
                  above the par value thereof that the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the corporation.

                           (v) Whether or not the shares of such series shall be
                  subject to the operation of a retirement or sinking fund, and, if so, the extent and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes, and the terms and provisions of such retirement or sinking fund.

                           (vi) The terms and conditions, if any, on which the
                  shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock of the corporation or any series of any other class or classes, or of any other series of the same class, including (without limitation) the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same; provided, that shares of such series may not be convertible into shares of a series or class that has prior or superior rights and preferences as to dividends or distribution of assets of the corporation upon voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the corporation.

                           (vii) The voting rights, if any, on the shares of
                  such series (in addition to voting rights provided by law).





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                           (viii) Any or all other preferences and relative,
                  participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall not be inconsistent with the law or with this Article 4.

                  C. All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if any, shall commence to accrue or accumulate; and all series shall rank equally and be identical in all respects, except as permitted by this Section 2.

                  D. Except as provided in the resolution or resolutions adopted by the Board providing for the issue of the series of Preferred Stock, no vote or consent of the holders of outstanding shares of that series shall be required for the issue by the Board of any other series of Preferred Stock, whether or not the rights and preferences of any such other series shall be fixed by the Board as senior to, or on a parity with, the rights and preferences of that outstanding series.

         Section 3. Common Stock.

                  A. Each share of Common Stock shall entitle the holder thereof to one vote on each matter submitted to a vote of holders of shares of Common Stock.

                  B. Subject to the prior rights and preferences of the Preferred Stock set forth in any resolution or resolutions providing for the issue of a series of Preferred Stock, and to the extent permitted by the laws of the State of Delaware, the holders of Common Stock shall be entitled to receive such cash dividends as may be declared and made payable by the Board.

                  C. After payment shall have been made in full to the holders of any series of Preferred Stock having preferred liquidation rights, upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the corporation, the remaining assets and funds of the corporation shall be distributed among the holders of the Common Stock according to their respective shares.

         Section 4. Consideration. Shares of capital stock may be issued by the corporation from time to time for such consideration as may lawfully be fixed by the Board.

         Section 5. No Cumulative Voting. Cumulative voting for the election of directors or any other purpose is prohibited.

         Section 6. No Preemptive Rights. No stockholder shall, solely by reason of his holding shares of any class or series of capital stock of the corporation, have a preemptive or preferential right to purchase or subscribe to any additional, unissued or treasury shares of any class or series of




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capital stock of the corporation, or any notes, debentures, bonds, warrants, rights, options or other securities of the corporation, whether now or hereafter authorized, other than such rights, if any, as the Board, in its discretion, may fix.

         5. The Board shall have the power to make, alter or repeal the By-Laws of the corporation, subject to such restrictions upon the exercise of such power as may be imposed by the stockholders.

         6. The corporation is to have perpetual existence.

         7. No contract or other transaction between the corporation and any other corporation, firm or other entity or individual shall be affected or invalidated by the fact that any one or more of the directors or officers of the corporation is or are interested in or is a director or officer of such other corporation, a member of such firm, or a partner or member of such other entity; and any director or officer, individually or jointly, may be a party to or may be interested in any contract or transaction with the corporation or in which the corporation is interested.

         8. To the fullest extent permitted by Delaware statutory or decisional law, as the same exists or may hereafter be amended or interpreted, including (without limitation) Section 102(b)(7) of the Delaware General Corporation Law or any successor provision, a director of the corporation shall not be liable to the corporation or its stockholders for any act or omission in such director's capacity as a director. Any repeal or amendment of this Article 8, or adoption of any other provision of this Certificate of Incorporation inconsistent with this Article 8, by the stockholders of the corporation shall be prospective only and shall not adversely affect any limitation on the liability to the corporation or its stockholders of a director of the corporation existing at the time of such repeal, amendment or adoption of an inconsistent provision.

         9. The corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE SIX

This Restated Certificate of Incorporation shall be effective on February 11, 2000.

         IN WITNESS WHEREOF, StarNet Financial, Inc., has caused this Restated Certificate of Incorporation to be signed by Kenneth F. Urbanus, its President, as of the 3rd day of January, 2000.




                                              STARNET FINANCIAL, INC.

                                              By: /s/ Kenneth F. Urbanus
                                                  ----------------------------
                                                  Kenneth F. Urbanus, President





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